Exhibit 99.1

GLOBALSTAR ANNOUNCES UPDATE REGARDING COMMERCIAL
ARBITRATION WITH THALES ALENIA SPACE

Covington, LA. — (May 16, 2012) Globalstar, Inc., (“Globalstar” or the “Company”) today announced the decision of the arbitrators in the commercial arbitration concerning its 2009 satellite manufacturing contract with Thales Alenia Space France (“Thales”). The arbitrators ruled that Thales has no further obligation to manufacture or deliver satellites under Phase 3 of the contract. Phase 3 provided for Globalstar’s option to purchase up to 23 second-generation satellites in addition to the 25 satellites purchased in the first two phases under the contract. Although the Company and Thales may agree to other terms, the arbitrator’s ruling also requires Globalstar to pay Thales approximately EUR 53 million in termination charges by June 9, 2012. Globalstar and Thales have already initiated post-ruling discussions to seek mutually agreeable solutions without which there are likely to be materially negative consequences to Globalstar, including with respect to its debt agreements, ongoing work with Thales and business operations.

“Although we had hoped for a different outcome, we have been in constant contact with Thales over the last several months as completion of Phase 2 satellites continues, and over the past days to negotiate acceptable terms for ordering additional satellites. Having already paid over EUR 450 million to Thales and having experienced satellite delivery delays approaching two years, we remain hopeful that a mutually acceptable agreement can be reached,” said Jay Monroe, Chairman and CEO of Globalstar. Mr. Monroe added, “Globalstar has been operating under extremely challenging circumstances for the past few years as a result of delayed satellite deliveries and remains amenable to negotiating a positive resolution with Thales.”

About Globalstar, Inc.

Globalstar is a leading provider of mobile satellite voice and data services. Globalstar offers these services to commercial and recreational users in more than 120 countries around the world. The Company's products include mobile and fixed satellite telephones, simplex and duplex satellite data modems and flexible service packages. Many land based and maritime industries benefit from Globalstar with increased productivity from remote areas beyond cellular and landline service. Global customer segments include: oil and gas, government, mining, forestry, commercial fishing, utilities, military, transportation, heavy construction, emergency preparedness, and business continuity as well as individual recreational users. Globalstar data solutions are ideal for various asset and personal tracking, data monitoring and SCADA applications.

For more information regarding Globalstar, please visit Globalstar's web site at www.globalstar.com

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Globalstar, Inc. Media Contact

Dean Hirasawa

(985) 335-1505

Dean.hirasawa@globalstar.com

Safe Harbor Language for Globalstar Releases

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Forward-looking statements, such as the statements regarding our ability to develop and expand our business, our anticipated capital spending (including for future satellite procurements and launches), our ability to manage costs, our ability to exploit and respond to technological innovation, the effects of laws and regulations (including tax laws and regulations) and legal and regulatory changes, the opportunities for strategic business combinations and the effects of consolidation in our industry on us and our competitors, our anticipated future revenues, our anticipated financial resources, our expectations about the future operational performance of our satellites (including their projected operational lives), the expected strength of and growth prospects for our existing customers and the markets that we serve, commercial acceptance of our new Simplex products, including our SPOT satellite GPS messenger TM products, problems relating to the ground-based facilities operated by us or by independent gateway operators, worldwide economic, geopolitical and business conditions and risks associated with doing business on a global basis and other statements contained in this release regarding matters that are not historical facts, involve predictions.

Any forward-looking statements made in this press release speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and we undertake no obligation to update any such statements. Additional information on factors that could influence our financial results is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.